UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 20, 2007

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	0-296	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e) Adoption of Material Compensatory Plan, Contract or Arrangement

On March 20, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of El Paso Electric Company (the “Company”) approved a revised form of Change in Control Agreement to be entered into with the Company’s executive officers. The revised Change in Control Agreement eliminates the tax reimbursements for any excise tax as a result of Section 280G of the Internal Revenue Code. Instead, participants either will receive their full benefits and be responsible for paying any such excise tax or will receive benefits in a lesser amount that will not be subject to the excise tax. Otherwise, the revised form of Change in Control Agreement provides substantially the same severance benefits for certain involuntary or constructive terminations following a change in control as under the previous form of Change in Control Agreement described in the Company’s Form 8-K filed on March 10, 2005.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

9.1	Form of Amended and Restated Change of Control Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO ELECTRIC COMPANY

By:	/s/ GARY D. SANDERS
Name: Gary D. Sanders
Title: General Counsel

Dated: March 26, 2007

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